Exhibit 99.1

SECOND AMENDMENT TO AGREEMENT TO FORM LIMITED LIABILITY COMPANY AND CONTRIBUTION AGREEMENT

SECOND AMENDMENT made as of this 30th day of January, 2009 (this “Amendment”) to that certain Agreement to Form Limited Liability Company and Contribution Agreement dated as of February 8, 2008, and as amended by that certain Amendment to Agreement to Form Limited Liability Company and Contribution Agreement dated as of December 30, 2008, among Concord Associates, L.P., a New York limited partnership having an office at c/o Cappelli Enterprises, Inc., 115 Stevens Avenue, Valhalla, New York 10595 (“Concord”) and Empire Resorts, Inc., a Delaware corporation having an office at 701 North Green Valley Parkway, Suite 200, Henderson, Nevada 89074 (“Empire”).

RECITALS

A.           On February 8, 2008, Concord and Empire entered into that certain Agreement to Form Limited Liability Company and Contribution Agreement, and on December 30, 2008, Concord and Empire entered into that certain Amendment to Agreement to Form Limited Liability Company and Contribution Agreement (as amended, the “Agreement”).

B.           Pursuant to Section 19.3 of the Agreement, Concord and Empire agreed that the Agreement could be terminated if, subject to the terms and conditions set forth in the Agreement, and absent the existence of a Moratorium, the Closing Date has not occurred on or before January 30, 2009.

C.           Concord and Empire desire to modify the Agreement pursuant to the terms and conditions of this Amendment.

NOW, THEREFORE, for and in consideration of the mutual covenants and conditions hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Concord and Empire hereby agree as follows:

1.           All capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Agreement.

2.           Section 19.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Termination.  In the event that the Closing Date has not occurred on or before February 28, 2009, this Agreement may be terminated by either Empire or Concord, by written notice; provided, that if a Moratorium has been imposed, then the Closing Date shall be extended for so long as the parties continue to diligently work toward the resolution and/or removal of any such Moratorium, but no later than December 31, 2010; provided, further, that if either Concord and/or Empire shall directly cause there to exist any Moratorium, then such other party shall have the right to terminate this Agreement if the Closing has not occurred on or before February 28, 2009 regardless of the existence of such Moratorium.”

3.           This Amendment, together with the Agreement, constitutes the entire agreement of the parties hereto with respect to the matters stated herein and may not be amended or modified unless such amendment or modification shall be in writing and signed by the party against whom enforcement is sought.

4.           The terms, covenants and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

5.           This Amendment shall be governed in all respects by the laws of the State of New York.

6.           Except as amended and modified hereby, all terms of the Agreement shall remain in full force and effect, and, as amended and modified hereby, are hereby ratified and confirmed in all respects.

7.           This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the day and year first above written.

CONCORD ASSOCIATES, L.P.

By: Convention Hotels, LLC, its General Partner

By: Catskill Resort Group, LLC, its Managing Member

By:	/s/ Louis R. Cappelli
	Name:	Louis R. Cappelli
	Title:	Manager

EMPIRE RESORTS, INC.

By:	/s/ David P. Hanlon
	Name:	David P. Hanlon
	Title:	President and Chief Executive Officer